WARRANT

To Purchase from Ocean Thermal Energy Corporation
up to 300,000 Shares of the Common Stock, $0.001 - Par Value Per Share,
of
Ocean Thermal Energy Corporation
This is to certify that, for value received, Jeremy P. Feakins & Associates, LLC (“Lender”) or any permitted transferee (Lender or such transferee being hereinafter called the “Holder”) is entitled to purchase, subject to the provisions of this Warrant, from Ocean Thermal Energy Corporation (“OTE”) at any time on or after the IPO of Ocean Thermal Energy Corporation, an aggregate of up to 300,000 fully paid and non-assessable shares of common stock, $0.001 par value (the “Common Stock”), of OTE at a price equal to or greater of a 50% discount off the price of OTE’s common stock as at the time of the IPO/Listing of OTE on the NASDAQ Stock Exchange or other stock exchange, or $0.425 per share subject to adjustment as herein provided (the “Exercise Price”).

1.           Exercise of Warrant. Subject to the provisions hereof, this Warrant may be exercised, in whole or in part, or sold, assigned or transferred at any time or from time to time following OTE’s IPO and up to one year thereafter. This Warrant shall be exercised by presentation and surrender hereof to Ocean Thermal Energy Corporation at the principal office of OTE, accompanied by (i) a written notice of exercise, (ii) payment to OTE, for the account of OTE of the Exercise Price for the number of shares of Common Stock specified in such notice, and (iii) a certificate of the Holder specifying the event or events which have occurred and entitle the Holder to exercise this Warrant. The Exercise Price for the number of shares of Common Stock specified in the notice shall be payable in immediately available funds.

Upon such presentation and surrender, OTE shall arrange for a prompt issuance to the Holder or its assignee, transferee or designee the number of shares of Common Stock to which the Holder is entitled hereunder. Partial exercise of this Warrant is authorized. OTE covenants and warrants that such shares of Common Stock, when so issued, will be duly authorized, validly issued, fully paid and non-assessable, and free and clear of all liens and encumbrances.

2.           Reservation of Shares; Preservation of Rights of Holder. OTE shall at all times while this Warrant is outstanding and unexercised, maintain and reserve such number of shares of OTE Common Stock as may be necessary so that this Warrant may be exercised.

3.           Fractional Shares. OTE shall not be required to issue any fractional shares of Common Stock upon exercise of this Warrant. In lieu of any fractional shares, the Holder shall be entitled to receive an amount in cash equal to the amount of such fraction multiplied by the Exercise Price.

4.           Exchange or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof at the principal office of OTE for other warrants of different denominations entitling the Holder to purchase, in the aggregate, the same number of shares of Common Stock issuable hereunder. The term “Warrant” as used herein includes any warrants for which this Warrant may be exchanged. Upon receipt by OTE of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, OTE will execute and deliver a new Warrant of like tenor and date.

5.           Adjustment. The number of shares of Common Stock issuable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as provided in this Paragraph.

(A)           Stock Dividends, etc.

(1)           Stock Dividends. In case OTE shall pay or make a dividend or other distribution on any class of capital stock of OTE payable in Common Stock, the number of shares of Common Stock issuable upon exercise of this Warrant shall be increased by multiplying such number of shares by a fraction of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the day immediately preceding the date of such distribution and the numerator shall be the sum of such number of shares and the total number of shares of Common Stock constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following such distribution.

(2)           Subdivisions. In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the number of shares of Common Stock issuable upon exercise of this Warrant at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the number of shares of Common Stock issuable upon exercise of this Warrant at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately decreased, such increase or decrease, as the case may be, to become effective immediately after the opening of business on the day following the date upon which such subdivision or combination becomes effective.

(3)           Reclassifications. The reclassification of Common Stock into securities (other than Common Stock) and/or cash and/or other consideration shall be deemed to involve a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number or amount of securities and/or cash and/or other consideration outstanding immediately thereafter and the effective date of such reclassification shall be deemed to be “the day upon which such subdivision becomes effective,” or “the day upon which such combination becomes effective,” as the case may be, within the meaning of clause (2) above.

(4)           Optional Adjustments. OTE may make such increases in the number of shares of Common Stock issuable upon exercise of this Warrant, in addition to those required by this Subparagraph (A), as shall be determined by its Board of Directors to be advisable in order to avoid taxation so far as practicable of any dividend of stock or stock rights or any event treated as such for tax purposes to the recipients.

(5)           Adjustment to Exercise Price. Whenever the number of shares of Common Stock issuable upon exercise of this Warrant is adjusted as provided in this Subparagraph (A), the Exercise Price shall be adjusted by a fraction in which the numerator is equal to the number of shares of Common Stock issuable prior to the adjustment and the denominator is equal to the number of shares of Common Stock issuable after the adjustment, rounded to the nearest cent.

(B)           Definition. For purposes of this Paragraph 5, the term “Common Stock” shall include (1) any shares of OTE of any class or series which has no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of OTE and which is not subject to redemption by OTE and (2) any rights or options to subscribe for or to purchase shares of Common Stock or any stock or securities convertible into or exchangeable for shares of Common. Stock (such convertible or exchangeable stock or securities being hereinafter called “Convertible Securities”), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable. For purposes of any adjustments made under this Paragraph 5 as a result of the distribution, sale or other issuance of rights or options or Convertible Securities, the number of shares of Common Stock outstanding after or as a result of the occurrence of events described in Paragraph 5 shall be calculated by assuming that all such rights, options or Convertible Securities have been exercised for the maximum number of shares issuable thereunder.

6.           Notice. Whenever the number of shares of Common Stock for which this Warrant is exercisable is adjusted as provided in Paragraph 5, OTE shall promptly compute such adjustment and mail to the Holder a certificate, signed by the principal financial officer of OTE setting forth the number of shares of Common Stock for which this Warrant is exercisable as a result of such adjustment having become effective.

7.           Rights of the Holder.

(A)           Without limiting the foregoing or any remedies available to the Holder, it is specifically acknowledged that the Holder would not have an adequate remedy at law for any breach of the provisions of this Warrant and shall be entitled to specific performance of OTE’s obligations under, and injunctive relief against any actual or threatened violation of the obligations of any person subject to, this Warrant.

(B)           The Holder shall not, by virtue of its status as Holder, be entitled to any rights of a stockholder in OTE.

8.           Termination. This Warrant and the rights conferred hereby shall terminate one year after the date of OTE’s IPO.

9.           Governing Law. This Warrant shall be deemed to have been delivered in, and shall be governed by and interpreted in accordance with the substantive laws of, the Commonwealth of Pennsylvania.

Dated: November 1, 2013

Ocean Thermal Energy Corporation By:/s/ Jeremy P. Feakins Name: Jeremy P. Feakins Title: Chairman & CEO

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